UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On October 1, 2015, DTS, Inc., a Delaware corporation (“DTS”), completed its previously announced acquisition of iBiquity Digital Corporation, a Delaware corporation (“iBiquity”), pursuant to the Agreement and Plan of Merger, dated as of August 31, 2015 (the “Merger Agreement”), by and among DTS, Wavelength Acquisition Corp., a Delaware corporation and wholly owned subsidiary of DTS (the “Merger Sub”), iBiquity, the lenders’ representative and the lenders named therein. Pursuant to the Merger Agreement, Merger Sub was merged with and into iBiquity, with iBiquity surviving as a wholly owned subsidiary of DTS (the “Merger”).

At the effective time of the Merger, each share of common and preferred stock of iBiquity issued, outstanding and held in treasury was cancelled and ceased to exist, and each holder of the common and preferred stock ceased to have any rights with respect thereto.

In connection with the Merger, DTS paid $172 million in cash, which was financed with a combination of cash on hand and debt, to acquire iBiquity on a cash-free, debt-free basis. This consideration is subject to certain working capital and other adjustments as set forth in the Merger Agreement.

The foregoing description of the Merger, the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to DTS’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2015, in connection with the consummation of the Merger, DTS entered into a Credit Agreement (the “Credit Agreement”), by and among DTS, Wells Fargo Bank, National Association (“Wells Fargo”), Wells Fargo Securities, LLC, and other lenders referred to therein (collectively, the “Lenders”). The Credit Agreement provides DTS with (i) a $50 million revolving line of credit (the “Revolver”), with a $2.5 million sublimit for the issuance of standby and commercial letters of credit and a $10 million sublimit for swingline loans; and (ii) a $125 million secured term loan (the “Term Loan”). Subject to certain conditions set forth in the Credit Agreement, DTS may request additional term loans and/or increases to the Revolver in an aggregate principal amount up to $50 million.

In connection with the closing of the Credit Agreement, DTS borrowed $125 million under the Term Loan and $35 million under the Revolver. The proceeds of the Term Loan and Revolver were used, together with cash on hand, to (i) finance the Merger, (ii) refinance the debt under the previous credit agreement with Wells Fargo, entered into on September 29, 2014 (the “Refinancing”), and (iii) pay fees and expenses incurred in connection with the Refinancing. The Credit Agreement will also be used to finance ongoing working capital requirements and other general corporate purposes.

Amounts borrowed under the Credit Agreement will bear interest, at the option of DTS, at either (i) LIBOR plus an applicable margin ranging from 1.50% to 2.25% (the “LIBOR Option”); or (ii) the highest of (a) the Federal Funds Rate plus 0.5%, (b) the prime commercial lending rate publicly announced by Wells Fargo or (c) the daily LIBOR for a one month interest period plus 1%, plus an applicable margin ranging from 0.50% to 1.25% (the “Base Rate Option”). Pursuant to the Credit Agreement, DTS is required to pay a quarterly commitment fee on the unused portion of the Revolver ranging from 0.25% to 0.45% (the “Commitment Fee”). The Commitment Fee and applicable margin used for the interest rates under the LIBOR Option and Base Rate Option are calculated based on the level of DTS’ consolidated total leverage ratio, as defined in the Credit Agreement.

DTS’ ability to borrow amounts under the Credit Agreement is conditioned upon its compliance with specified covenants, including certain reporting covenants and financial covenants that require DTS to maintain for each consecutive four fiscal quarter period (i) a maximum consolidated total leverage ratio and (ii) a minimum consolidated fixed charge coverage ratio, both of which are defined in the Credit Agreement. In addition, the Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, restrictions on DTS’ ability to dispose of certain assets, enter into mergers, acquisitions or other business combination transactions, incur additional indebtedness, grant liens and make certain other restricted payments.

The Credit Agreement contains customary events of default, including, among other things, non-payment defaults, covenant defaults, change of control defaults, material adverse effect defaults and material judgment defaults. All advances under the Revolver will become due and payable on October 1, 2020 or earlier in the event of a default. $5.5 million of the principal amount of the Term Loan will be due and payable in quarterly installments starting on March 31, 2016, with the remaining balance due and payable on October 1, 2020. Upon the occurrence and during the continuance of an event of default, the Lenders may declare all outstanding amounts under the Revolver and the Term Loan immediately due and payable, and may terminate commitments to make any additional advances thereunder.

In connection with the Credit Agreement, DTS and certain of its United States subsidiaries entered into a collateral agreement dated as of October 1, 2015 (the “Collateral Agreement”) with Wells Fargo as administrative agent for the Lenders pursuant to which DTS and certain of its United States subsidiaries granted the Lenders a first priority perfected security interest in (i) 100% of the equity interests of certain current and future domestic subsidiaries, (ii) up to 65% of the voting equity interests and 100% of the non-voting equity interests of certain current and future foreign subsidiaries, (iii) all their respective current and later acquired tangible and intangible assets, and (iv) all products, profits and proceeds of the foregoing.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Collateral Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 2.03.

Item 8.01.             Other Events.

On October 5, 2015, DTS issued a press release announcing the completion of the Merger.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than December 17, 2015.

(b)           Pro Forma Financial Information.

The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than December 17, 2015.

(d)           Exhibits

2.1          Agreement and Plan of Merger, dated August 31, 2015, by and among DTS, Inc., Wavelength Acquisition Corp., iBiquity Digital Corporation, the lenders’ representative and the lenders named therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by DTS on September 2, 2015).

10.1        Credit Agreement, dated as of October 1, 2015, by and among DTS, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, and the lenders referred to therein.

10.2        Collateral Agreement, dated October 1, 2015, by and among DTS, Inc., and each other guarantor thereunder and Wells Fargo Bank, National Association.

99.1        Press release dated October 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: October 7, 2015

/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President,
Finance and Chief
Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated August 31, 2015, by and among DTS, Inc., Wavelength Acquisition Corp., iBiquity Digital Corporation, the lenders’ representative and the lenders named therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by DTS on September 2, 2015).

10.1	Credit Agreement, dated as of October 1, 2015, by and among DTS, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, and the lenders referred to therein.

10.2	Collateral Agreement, dated October 1, 2015, by and among DTS, Inc., and each other guarantor thereunder and Wells Fargo Bank, National Association.

99.1	Press release dated October 5, 2015.